Exhibit 99.1

                                                                      Stockgroup


                     STOCKGROUP COMPLETES PRIVATE PLACEMENT
            2001 Year End Conference Call Set For Wednesday at 4:15pm

San Francisco, CA - March 26, 2002 -- Stockgroup Information Systems Inc., (OTCBB: SWEB) is pleased to announce that it has completed a round of new funding with a private investor group. The financing will be used to strengthen the balance sheet of the company and further support the company's growth strategy.

The financing is $400,000 comprised of 2,000,000 units, which consist of one share and one share purchase warrant. The shares are priced at $0.20 and the warrants are exercisable for one year at a price of $0.25. The Company has agreed to register the units under a registration statement.

"In the present investment climate, we are pleased to have the support of this investor group to help us grow the company and expand our sales and marketing initiatives," stated Marcus New, Chairman and CEO of Stockgroup. "Our company continues to achieve milestones on a monthly basis including generating positive cash flow, adding new industry resellers like The Canadian Press with over 100 publishing affiliate companies, and winning new large customers like Credential Group with over 450 credit union partners. This financing will allow us to grow more rapidly."

The Company also announced today that Craig Faulkner will be resigning at the end of the month from his role as Chief Technology Officer to pursue other interests. Mr. Faulkner will remain with the company as a director.

"Everyone at Stockgroup is very appreciative of the role Craig played in building the company over the past 6 years. Craig's drive, ambition, and vision were one of the main drivers behind the Company's shift from an advertising model to licensing our financial content and software. We want to thank Craig for his tremendous contribution, wish him all the best in his future endeavors and look forward to his continued contribution as a member of the board of directors." Stated Marcus New, CEO.

Further information will be available on the forthcoming 8-K to be filed with the SEC.

The Company will also be hosting its 2001 Year End conference call on Wednesday March 27, 2002 at 4:15pm EST, web cast at www.vcall.com. Analysts and Media can register to be on the live Q&A by phoning 800-650-1211 ext 180 to register.

ABOUT STOCKGROUP

Stockgroup Information Systems Inc. is a financial media and technology company. It is a leading provider of private labeled financial content and software solutions to media, corporate, and financial services companies. Stockgroup employs proprietary technologies which enable its clients to provide financial data streams and news combined with cutting edge fundamental, technical, productivity, and disclosure tools to their customers, shareholders, and employees at a fraction of the cost of traditional internal methods. Stockgroup is also a provider of Internet communication and disclosure products for publicly traded companies. Its financial Web site www.smallcapcenter.com is a state of the art online research center for the investment community. To find out more about Stockgroup (OBB: SWEB), visit our Website at www.stockgroup.com

Contact:
Stockgroup Information Systems Inc.
Marcus New, CEO
1.800.650.1211
ir@stockgroup.com

This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.